UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

Anzu Special Acquisition Corp I

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40133 (Commission File Number)	86-1369123 (IRS Employer Identification No.)

12610 Race Track Road, Suite 250 Tampa, FL (Address of principal executive offices)	33626 (Zip Code)

Registrant’s telephone number, including area code: (202) 742-5870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	ANZUU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	ANZU	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ANZUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K dated March 4, 2021 (the “Form 8-K”), On March 4, 2021, Anzu Special Acquisition Corp I (the “Company”) consummated its initial public offering (the “IPO”) of 42,000,000 units (the “Units”). The Company also granted the underwriters a 45-day over-allotment option to purchase 6,300,000 additional Units at the initial public offering price. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to certain adjustments. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $420,000,000.

As previously disclosed in the Form 8-K, on March 4, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of 12,400,000 warrants (the “Initial Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, ANZU SPAC GP I LLC (the “Sponsor”), generating gross proceeds to the Company of approximately $12,400,000.

Subsequently, on April 12, 2021, the underwriters partially exercised their over-allotment option, and, on April 14, 2021, purchased of an additional 500,000 Units from the Company (the “Over-Allotment Units”). The issuance by the Company of the Over-Allotments Units at a price of $10.00 per Unit resulted in total gross proceeds of $5,000,000. On April 14, 2021, simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 100,000 Private Placement Warrants (the “Over-Allotment Private Placement Warrants” and, together with the Initial Private Placement Warrants, the “Private Placement Warrants”, generating gross proceeds of $100,000.

As of April 14, 2021, a total of $425,000,000 of the net proceeds from the sale of the Units in the IPO (including the Over-Allotment Units) and the Private Placement Warrants were deposited in a U.S.-based trust account established for the benefit of the Company’s public stockholders maintained by American Stock Transfer & Trust Company, acting as trustee. Included with this report as Exhibit 99.1 is a pro forma balance sheet reflecting the partial exercise of the over-allotment option and the sale of the Over-Allotment Private Placement Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Pro Forma Balance Sheet, as of March 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anzu Special Acquisition Corp I

Dated: April 20, 2021	By:	/s/ Dr. Whitney Haring-Smith
Dr. Whitney Haring-Smith
Chief Executive Officer